QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10(d)

SHARE SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made the 24th day of June 2002

BETWEEN:

1.
Hewlett-Packard Erste Vemögensverwaltungs- und Beteiligungsgesellschaft mbH, a company with limited liability, organized and existing under the laws of Germany, having its corporate seat in Böblingen, Germany registered at the Commercial Register of the Local Court Böblingen, Germany under number HRB 5328, duly represented by its managing director with the sole power of representation and exempt from the prohibition of self-dealing pursuant to Sec. 181 of the German Civil Code, Mr Jürgen Banhardt,

-hereinafter referred to as "Seller"-

and

2.
Hewlett-Packard Europa Holding GmbH & Co. KG, a limited partnership organized and existing under the laws of Germany, having its seat in Böblingen, Germany and its office address at Herrenbergerstrasse 140, D-71032, Böblingen, Germany, registered at the Commercial Register of the local court Böblingen under number HRA 2488, duly represented by its sole general partner, Hewlett- Packard Europa Verwaltungsgesellschaft mbH, a company with limited liability, organized and existing under the laws of Germany, having its corporate seat in Böblingen, Germany, registered at the Commercial Register of the Local Court Böblingen, Germany under number HRB 5410, which itself is duly represented by its managing director with the sole power of representation and exempt from the prohibition of self-dealing pursuant to Sec. 181 of the German Civil Code, Mr Jürgen Banhardt,

-hereinafter referred to as "Buyer"-

WHEREAS:

(A)
The Seller is holder of 94,522,517 shares with a nominal value of euro 0.02 each, in the capital stock of Indigo N.V., a public company with limited liability, organized and existing under the laws of the Netherlands, having its statutory seat in Maastricht, the Netherlands and with address at: 6221 SH Maastricht, Limburglaan 5, registered at the Chamber of Commerce for Zuid-Limburg under file number 14632804 (hereinafter referred to as "Company"), which shares will hereinafter be referred to as the "Shares".

(B)
The Shares were acquired by the Seller through a public exchange offer (the "Offer") made to shareholders of the Company, in respect of all Shares that were not then held by subsidiaries of Hewlett-Packard Co., which were listed on the Nasdaq National Market. The Offer commenced on 21 February 2002 and was completed on 22 March 2002. The Offer was made pursuant to an Offer Agreement between Hewlett-Packard Co. and the Company dated 6 September 2001 as amended on 13 February 2002 (the "Offer Agreement") and resulted in the Seller acquiring 94,522,517 of the 96,484,837 then outstanding Shares (excluding the Shares held by the Company and the 14,814,814 Shares then held by HP Europe B.V.). Indigo's common shares were delisted from the Nasdaq National Market as of the close of the market on 10 April 2002, and the Shares are no longer quoted for trading on any tier of the Nasdaq National Market. Netherlands law provides that, as a result of this delisting, any subsequent transfer of the Shares requires the execution of a notarial deed of transfer, which must be executed in The Netherlands in the presence of a civil law notary practising in The Netherlands.

(C)
The Seller wishes to sell and transfer the Shares to the Buyer who wishes to buy and accept the transfer of the Shares.

THEREFORE, the parties agree as follows:

1.
Sale and Purchase of the Shares

1.
The Seller hereby sells the Shares to the Buyer, who hereby purchases the Shares.

2.
The purchase price of the Shares amounts to USD 573,155,923.51 and will remain due under such terms and conditions as will be agreed by the Seller and the Buyer in a separate agreement.

3.
The sale and transfer shall be deemed to be consummated by the parties with (retroactive) economic effect from 26 March 2002.

4.
The Parties agree that the transfer of the Shares in rem shall be effected by means of execution of a notarial deed of transfer before (a deputy of) Professor Steven Perrick of Freshfields Bruckhaus Deringer, Amsterdam Office, in accordance with Netherlands law as soon as practically possible after the execution of this agreement. All costs associated with the transfer of the Shares shall be paid by the Buyer.

2.
Warranties

1.
The Seller warrants that it is the holder of the Shares and that the Shares are not subject to any prohibition of assignment or to any third party rights.

2.
The Seller warrants that the Shares have been paid in full.

3.
The Seller gives no further warranties or guaranties.

3.
Indemnification

  The Buyer shall indemnify, defend and hold harmless the Seller all losses, damages, costs, actions, proceedings, claims, demands, liabilities and expenses (including without limitation, reasonable legal or other professional fees and expenses) which Seller may suffer, incur, sustain or pay arising from or in connection with the Shares sold hereunder.

4.
Miscellaneous

1.
Each party shall bear the costs for its own legal and/or other advisors incurred in connection with this agreement.

2.
This agreement is governed by and shall be construed in accordance with German law (excluding the uniform law on sale of goods—einheitliches UN-Kaufrecht).

3.
Should any of the provisions hereof, wholly or in part, be or become invalid or void, then the validity of the other provisions shall not be affected thereby. The invalid or void provision shall be deemed replaced by such valid provision as comes as close as legally possible to the economic purpose pursued by the parties. The same shall apply with respect to any gaps.

Böblingen, June 24, 2002

/s/ JÜRGEN BANHARDT Hewlett-Packard Erste Vermögensverwaltungs- und Beteiligungsgesellschaft mbH
/s/ JÜRGEN BANHARDT Hewlett-Packard Europa Holding GmbH & Co. KG

QuickLinks

  Exhibit 10(d)
SHARE SALE AND PURCHASE AGREEMENT